Exhibit 99.1

4Q 2021

SmartFinancial Announces Results for the Fourth Quarter 2021

Highlights for the Fourth Quarter of 2021

●	Operating earnings[1] of $0.52 and $2.39 per diluted common share for the 2021 fourth quarter and year end, respectively
●	31% increase in year-over-year operating earnings[1] per diluted common share
●	Net organic loan growth of over $75 million, a 12% annualized quarter-over-quarter increase
●	Tangible book value per share[1] of $19.26, a 4.8% annualized quarter-over-quarter increase
●	Strategic Nashville, TN MSA[2] enhancement with several senior relationship manager hires
●	Gulf Coast Wealth Management team lift-out previously responsible for managing ~$350 million in AUM[2]
●	Completion of Sevier County Bancshares, Inc. (“SCB”) integration; five branch closures with near full realization of operational efficiencies
●	Opening of Mobile, AL branch office and application approval of Auburn, Dothan and Montgomery branch offices
●	Opening of Birmingham, AL loan production office

KNOXVILLE, TN – January 24, 2022 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $6.7 million, or $0.40 per diluted common share, for the fourth quarter of 2021, compared to net income of $9.0 million, or $0.59 per diluted common share, for the fourth quarter of 2020, and compared to prior quarter net income of $9.6 million, or $0.61 per diluted common share.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $8.7 million, or $0.52 per diluted common share, in the fourth quarter of 2021, compared to $9.2 million, or $0.61 per diluted common share, in the fourth quarter of 2020, and compared to $9.9 million, or $0.63 per diluted common share, in the third quarter of 2021.

Billy Carroll, President & CEO, stated: “SmartFinancial reported another solid quarter as we wrapped up an outstanding year for our company.  Loans and deposits continued to organically grow at a strong pace.  We also expanded our sales team again this quarter with experienced and seasoned industry professionals.  The investments we made in 2021 are positioning us very well as we look into 2022 and beyond.”

SmartFinancial's Chairman, Miller Welborn, concluded: “We couldn’t be more excited about where we are as a company. Our 2021 was a fantastic year on many fronts and it’s nice to finish with strong numbers and incredible momentum. Our team is poised and ready for 2022”.

Net Interest Income and Net Interest Margin

Net interest income was $29.9 million for the fourth quarter of 2021, compared to $30.4 million for the prior quarter.  Average earning assets totaled $4.08 billion, an increase of $469.4 million.  The growth in average earnings assets was primarily driven by an increase in average securities of $167.7 million, average interest-earning cash of $163.2 million and average loans and leases of $137.3 million. Average interest-bearing liabilities increased $354.3 million, related to continued core deposit growth.

The tax equivalent net interest margin was 2.92% for the fourth quarter of 2021, compared to 3.35% for the prior quarter. The tax equivalent net interest margin was impacted by a 47 basis point decrease in the average yield on interest-earning assets and offset by a 5 basis point decline in the rate on interest-bearing liabilities over the prior quarter.  The decrease in yield on interest-earning assets was due to the combined impact of a quarter-over-quarter loan discount accretion and Payroll Protection Program (“PPP”) fee accretion decrease of $2.5 million and increased interest-earning cash position.

1 Non-GAAP

2 Metropolitan Statistical Area (“MSA”); Assets Under Management (“AUM”)

The yield on interest-bearing liabilities decreased to 0.39% for the fourth quarter of 2021 compared to 0.44% for the prior quarter. The cost of average interest-bearing deposits was 0.29% for the fourth quarter of 2021 compared to 0.34% for the prior quarter, a decrease of 5 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, which decreased 13 basis points during the period. The cost of total deposits for the fourth quarter of 2021 was 0.22% compared to 0.25% in the prior quarter.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2021	2021	(Decrease)
Yield on loans and leases	4.53%	4.95%	(0.42)%
Yield on earning assets, FTE	3.20%	3.67%	(0.47)%
Cost of interest-bearing deposits	0.29%	0.34%	(0.05)%
Cost of total deposits	0.22%	0.25%	(0.03)%
Cost of interest-bearing liabilities	0.39%	0.44%	(0.05)%
Net interest margin, FTE	2.92%	3.35%	(0.43)%

Provision for Loan and Lease Losses and Credit Quality

At December 31, 2021, the allowance for loan and lease losses was $19.4 million.  The allowance for loan and lease losses to total loans and leases was 0.72% as of December 31, 2021, compared to 0.73% as of September 30, 2021.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.74% as of December 31, 2021, compared to 0.76% as of September 30, 2021.  The remaining discounts on the acquired loan and lease portfolio totaled $15.5 million, or 3.42% of acquired loans and leases as of December 31, 2021.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep
Provision for Loan and Lease Losses Rollforward	2021	2021	Change
Beginning balance	$19,295	$18,310	$985
Charge-offs	(499)	(239)	(260)
Recoveries	134	75	59
Net charge-offs	(365)	(164)	(201)
Provision	422	1,149	727
Ending balance	$19,352	$19,295	$57

Allowance for loan losses to total loans and leases, gross	0.72%	0.73%	(0.01)%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.12% as of December 31, 2021, a decrease of 1 basis point from the 0.13% reported in the third quarter of 2021.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.11% as of December 31, 2021, as compared to 0.14% as of September 30, 2021.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2021	2021	(Decrease)
Nonaccrual loans and leases	$3,124	$3,567	$(443)
Loans and leases past due 90 days or more and still accruing	64	-	64
Total nonperforming loans and leases	3,188	3,567	(379)
Other real estate owned	1,780	2,415	(635)
Other repossessed assets	90	77	13
Total nonperforming assets	$5,058	$6,059	$(1,001)

Nonperforming loans and leases to total loans and leases, gross	0.12%	0.13%	(0.01)%
Nonperforming assets to total assets	0.11%	0.14%	(0.03)%

Noninterest Income

Noninterest income increased $497 thousand to $6.8 million for the fourth quarter of 2021 compared to $6.3 million for the prior quarter.  During the fourth quarter of 2021, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts, related to the SCB acquisition, account growth and transaction volume;
●	Increase in investment income, related to increased volume;
●	Decrease in insurance commissions, due to lower transaction volume, primarily driven by seasonality;
●	Increased interchange and debit card transaction fees, related to higher volume, account growth and the SCB acquisition; and
●	Increase in other, primarily from the gain on sale of credit card portfolio.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2021	2021	(Decrease)
Service charges on deposit accounts	$1,372	$1,220	$152
Gain (loss) on sale of securities, net	-	45	(45)
Mortgage banking income	803	994	(191)
Investment services	621	448	173
Insurance commissions	517	745	(228)
Interchange and debit card transaction fees	1,445	1,078	367
Other	2,048	1,779	269
Total noninterest income	$6,806	$6,309	$497

Noninterest Expense

Noninterest expense increased $4.5 million to $27.8 million for the fourth quarter of 2021 compared to $23.3 million for the prior quarter. During the fourth quarter of 2021, the primary components of the changes in noninterest expense were as follows:

●	Increase in salaries and employee benefits, primarily due to:
o	Additional personnel related to the SCB acquisition;
o	Banking team hires in Auburn, Dothan, Montgomery and Birmingham, AL, Tallahassee, FL and Nashville, TN;
o	The Gulf Coast Wealth Management team lift-out;
●	Increase in occupancy and equipment expense from the SCB acquisition and expansion in Alabama; and
●	Increase in other expense, primarily related to overall franchise growth.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2021	2021	(Decrease)
Salaries and employee benefits	$14,990	$13,594	$1,396
Occupancy and equipment	3,026	2,536	490
FDIC insurance	567	525	42
Other real estate and loan related expenses	583	407	176
Advertising and marketing	176	235	(59)
Data processing and technology	1,722	1,753	(31)
Professional services	847	810	37
Amortization of intangibles	660	711	(51)
Merger related and restructuring expenses	2,762	464	2,298
Other	2,490	2,274	216
Total noninterest expense	$27,823	$23,309	$4,514

Income Tax Expense

Income tax expense was $1.8 million for the fourth quarter of 2021, a decrease of $872 thousand, compared to $2.6 million for the prior quarter.

The effective tax rate was 20.9% for the fourth quarter of 2021 and 21.5% for the prior quarter.

Balance Sheet Trends

Total assets at December 31, 2021 were $4.61 billion compared with $3.30 billion at December 31, 2020.  The increase of $1.31 billion is primarily attributable to increases in cash and cash equivalents of $563.4 million, securities of $343.8 million, loans and leases of $311.2 million, bank owned life insurance of $48.4 million and goodwill and intangibles of $19.4 million related to the SCB acquisition and the acquisition of Fountain Equipment Finance, LLC.

Total liabilities increased to $4.18 billion at December 31, 2021 from $2.95 billion at December 31, 2020.  The increase of $1.23 billion was primarily from organic deposit growth of $809.8 million and deposits of $407.0 million from the SCB acquisition.

Shareholders' equity at December 31, 2021 totaled $429.4 million, an increase of $72.3 million, from December 31, 2020.  The increase in shareholders' equity was primarily from the issuance of $42.3 million of common stock for the acquisition of SCB and net income of $34.8 million for the twelve months ended December 31, 2021, which was offset by repurchase of the Company's common stock of $1.2 million and $3.7 million of dividends paid.  Tangible book value per share (Non-GAAP) was $19.26 at December 31, 2021, compared to $17.92 at December 31, 2020.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 7.18% at December 31, 2021, compared with 8.41% at December 31, 2020.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2021	2020	(Decrease)
Total assets	$4,611,579	$3,304,949	$1,306,630
Total liabilities	4,182,149	2,947,781	1,234,368
Total equity	429,430	357,168	72,262
Securities	559,422	215,634	343,788
Loans and leases	2,693,397	2,382,243	311,154
Deposits	4,021,938	2,805,215	1,216,723
Borrowings	87,585	81,199	6,386

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2021 on Monday, January 24, 2022, and will host a conference call on Tuesday, January 25, 2022, at 10:00 a.m. ET.  To access this interactive teleconference, dial (844) 200-6205 for United States or +1 (929) 526-1599 for other locations and enter the access code, 574606.  A replay of the conference call will be available through March 26, 2022, by dialing (866) 813-9403 for United States or +44 (204) 525-0658 and entering the access code, 247688.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, proceeds related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, proceeds related to the termination of the ADECA loan program.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19 and related variants; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic and related variants; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2021	2021	2021	2021	2020
Assets:
Cash and cash equivalents	$1,045,077	$1,091,160	$673,515	$556,701	$481,719
Securities available-for-sale, at fair value	482,453	339,343	250,817	250,937	215,634
Securities held-to-maturity, at amortized cost	76,969	—	—	—	—
Other investments	16,494	14,972	14,584	14,728	14,794
Loans held for sale	5,103	3,418	4,334	7,870	11,721
Loans and leases	2,693,397	2,652,663	2,468,318	2,487,129	2,382,243
Less: Allowance for loan and lease losses	(19,352)	(19,295)	(18,310)	(18,370)	(18,346)
Loans and leases, net	2,674,045	2,633,368	2,450,008	2,468,759	2,363,897
Premises and equipment, net	85,958	85,346	72,314	72,697	72,682
Other real estate owned	1,780	2,415	2,499	3,946	4,619
Goodwill and other intangibles, net	105,852	104,930	90,966	86,350	86,471
Bank owned life insurance	79,619	79,145	72,013	71,586	31,215
Other assets	38,229	29,934	23,306	23,629	22,197
Total assets	$4,611,579	$4,384,031	$3,654,356	$3,557,203	$3,304,949
Liabilities:
Deposits:
Noninterest-bearing demand	$1,055,125	$977,180	$807,560	$777,968	$685,957
Interest-bearing demand	899,158	847,007	702,470	683,887	649,129
Money market and savings	1,493,007	1,389,393	1,140,029	1,073,941	919,631
Time deposits	574,648	585,692	489,413	512,417	550,498
Total deposits	4,021,938	3,799,272	3,139,472	3,048,213	2,805,215
Borrowings	87,585	88,748	78,834	82,642	81,199
Subordinated debt	41,930	41,909	39,388	39,367	39,346
Other liabilities	30,696	29,382	23,269	22,923	22,021
Total liabilities	4,182,149	3,959,311	3,280,963	3,193,145	2,947,781
Shareholders' Equity:
Common stock	16,803	16,801	15,110	15,105	15,107
Additional paid-in capital	292,937	292,760	252,039	251,836	252,693
Retained earnings	118,247	112,600	103,906	96,034	87,185
Accumulated other comprehensive income	1,443	2,559	2,338	1,083	2,183
Total shareholders' equity	429,430	424,720	373,393	364,058	357,168
Total liabilities & shareholders' equity	$4,611,579	$4,384,031	$3,654,356	$3,557,203	$3,304,949

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2021	2021	2021	2021	2020	2021	2020
Interest income:
Loans and leases, including fees	$30,567	$31,674	$28,323	$28,018	$28,594	$118,582	$112,312
Investment securities:
Taxable	1,341	832	916	724	609	3,813	2,423
Tax-exempt	322	331	304	259	306	1,215	1,369
Federal funds sold and other earning assets	547	474	309	291	303	1,622	1,509
Total interest income	32,777	33,311	29,852	29,292	29,812	125,232	117,613
Interest expense:
Deposits	2,116	2,153	2,248	2,331	2,580	8,849	13,597
Borrowings	180	121	123	117	142	540	816
Subordinated debt	626	655	584	584	584	2,449	2,334
Total interest expense	2,922	2,929	2,955	3,032	3,306	11,838	16,747
Net interest income	29,855	30,382	26,897	26,260	26,506	113,394	100,866
Provision for loan and lease losses	422	1,149	(5)	67	—	1,633	8,683
Net interest income after provision for loan and lease losses	29,433	29,233	26,902	26,193	26,506	111,761	92,183
Noninterest income:
Service charges on deposit accounts	1,372	1,220	1,048	1,009	1,032	4,650	3,403
Gain (loss) on sale of securities, net	—	45	—	—	—	45	6
Mortgage banking	803	994	1,105	1,139	1,331	4,040	3,875
Investment services	621	448	567	531	407	2,167	1,566
Insurance commissions	517	745	557	1,466	548	3,285	1,850
Interchange and debit card transaction fees	1,445	1,078	922	839	760	4,284	2,413
Other	2,048	1,779	944	707	898	5,478	2,313
Total noninterest income	6,806	6,309	5,143	5,691	4,976	23,949	15,426
Noninterest expense:
Salaries and employee benefits	14,990	13,594	12,203	10,869	11,516	51,656	42,911
Occupancy and equipment	3,026	2,536	2,294	2,341	2,256	10,196	8,348
FDIC insurance	567	525	371	371	297	1,833	1,190
Other real estate and loan related expense	583	407	506	602	516	2,098	2,050
Advertising and marketing	176	235	230	190	181	830	834
Data processing and technology	1,722	1,753	1,509	1,379	1,182	6,364	4,476
Professional services	847	810	849	641	786	3,147	2,958
Amortization of intangibles	660	711	441	444	571	2,256	1,740
Merger related and restructuring expenses	2,762	464	372	103	702	3,701	4,565
Other	2,490	2,274	2,022	2,524	1,946	9,310	7,647
Total noninterest expense	27,823	23,309	20,797	19,464	19,953	91,391	76,719
Income before income taxes	8,416	12,233	11,248	12,420	11,529	44,319	30,890
Income tax expense	1,761	2,633	2,470	2,664	2,499	9,529	6,558
Net income	$6,655	$9,600	$8,778	$9,756	$9,030	$34,790	$24,332
Earnings per common share:
Basic	$0.40	$0.62	$0.59	$0.65	$0.60	$2.23	$1.63
Diluted	$0.40	$0.61	$0.58	$0.65	$0.59	$2.22	$1.62
Weighted average common shares outstanding:
Basic	16,699,010	15,557,528	15,003,657	15,011,573	15,109,298	15,572,537	14,955,423
Diluted	16,846,315	15,691,126	15,126,184	15,111,947	15,182,796	15,699,215	15,019,175

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,669,943	$30,510	4.53%	$2,532,604	$31,623	4.95%	$2,401,406	$28,506	4.72%
Loans held for sale	5,116	57	4.45%	3,987	51	5.09%	10,191	88	3.45%
Taxable securities	339,371	1,341	1.57%	187,032	832	1.77%	119,936	609	2.02%
Tax-exempt securities	102,989	479	1.85%	87,621	477	2.16%	90,200	456	2.01%
Federal funds sold and other earning assets	965,899	547	0.22%	802,712	474	0.23%	349,167	303	0.35%
Total interest-earning assets	4,083,318	32,934	3.20%	3,613,956	33,457	3.67%	2,970,900	29,962	4.01%
Noninterest-earning assets	383,783			323,067			255,477
Total assets	$4,467,101			$3,937,023			$3,226,377

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$853,763	403	0.19%	$763,613	414	0.21%	$570,326	230	0.16%
Money market and savings deposits	1,428,472	920	0.26%	1,233,533	854	0.27%	903,235	774	0.34%
Time deposits	583,165	793	0.54%	524,327	885	0.67%	565,237	1,576	1.11%
Total interest-bearing deposits	2,865,400	2,116	0.29%	2,521,473	2,153	0.34%	2,038,798	2,580	0.50%
Borrowings[3]	88,828	180	0.80%	80,188	121	0.60%	99,777	142	0.57%
Subordinated debt	41,917	626	5.92%	40,211	654	6.46%	39,332	584	5.90%
Total interest-bearing liabilities	2,996,145	2,922	0.39%	2,641,872	2,928	0.44%	2,177,907	3,306	0.60%
Noninterest-bearing deposits	1,016,438			877,831			670,820
Other liabilities	27,710			24,522			23,624
Total liabilities	4,040,293			3,544,225			2,872,351
Shareholders' equity	426,808			392,798			354,026
Total liabilities and shareholders' equity	$4,467,101			$3,937,023			$3,226,377

Net interest income, taxable equivalent		$30,012			$30,529			$26,656
Interest rate spread			2.81%			3.23%			3.41%
Tax equivalent net interest margin			2.92%			3.35%			3.57%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.29%			136.80%			136.41%
Percentage of average equity to average assets			9.55%			9.98%			10.97%

1 Taxable equivalent

2 Includes average balance of $80,501, $128,408 and $296,337 in PPP loans for the quarters ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

3 Includes average balance of $18,092 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarter ended December 31, 2020. No PPPLF funding was used for the quarters ended December 31, 2021, and September 30, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2021			December 31, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,535,006	$118,332	4.67%	$2,289,612	$111,992	4.89%
Loans held for sale	5,571	250	4.48%	7,360	320	4.34%
Taxable securities	207,459	3,813	1.84%	122,900	2,423	1.97%
Tax-exempt securities	92,708	1,817	1.96%	83,765	1,941	2.32%
Federal funds sold and other earning assets	680,909	1,622	0.24%	308,843	1,509	0.49%
Total interest-earning assets	3,521,653	125,834	3.57%	2,812,480	118,185	4.20%
Noninterest-earning assets	317,457			250,955
Total assets	$3,839,110			$3,063,435

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$737,251	1,378	0.19%	$481,050	1,013	0.21%
Money market and savings deposits	1,191,916	3,501	0.29%	788,006	3,482	0.44%
Time deposits	533,994	3,970	0.74%	641,647	9,102	1.42%
Total interest-bearing deposits	2,463,161	8,849	0.36%	1,910,703	13,597	0.71%
Borrowings[3]	83,105	540	0.65%	177,204	816	0.46%
Subordinated debt	40,221	2,449	6.09%	39,301	2,334	5.94%
Total interest-bearing liabilities	2,586,487	11,838	0.46%	2,127,208	16,747	0.79%
Noninterest-bearing deposits	841,746			571,282
Other liabilities	23,189			23,775
Total liabilities	3,451,422			2,722,265
Shareholders' equity	387,688			341,170
Total liabilities and shareholders' equity	$3,839,110			$3,063,435

Net interest income, taxable equivalent		$113,996			$101,438
Interest rate spread			3.12%			3.41%
Tax equivalent net interest margin			3.24%			3.61%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.16%			132.21%
Percentage of average equity to average assets			10.10%			11.14%

1 Taxable equivalent

2 Includes average balance of $196,078 and $201,470 in PPP loans for the twelve months ended December 31, 2021, and 2020, respectively.

3 Includes average balance of $91,190 in PPPLF funding for the twelve months ended December 31, 2020. No PPPLF funding was used for the twelve months ended December 31, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2021	2021	2021	2021	2020
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$590,064	$560,671	$492,750	$477,293	$463,771
non-owner occupied	794,092	752,576	669,741	593,348	549,205
Commercial real estate, total	1,384,156	1,313,247	1,162,491	1,070,641	1,012,976
Commercial & industrial	488,024	469,739	496,114	686,010	634,446
Construction & land development	278,386	326,374	300,704	285,973	278,075
Consumer real estate	477,272	478,161	444,640	432,486	443,930
Leases	53,708	53,396	53,038	—	—
Consumer and other	11,851	11,746	11,331	12,019	12,816
Total loans and leases	$2,693,397	$2,652,663	$2,468,318	$2,487,129	$2,382,243

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,188	$3,567	$3,758	$6,234	$5,782
Other real estate owned	1,780	2,415	2,499	3,946	4,619
Other repossessed assets	90	77	199	—	—
Total nonperforming assets	$5,058	$6,059	$6,456	$10,180	$10,401
Restructured loans and leases not included in nonperforming loans and leases	$224	$212	$219	$250	$257
Net charge-offs to average loans and leases (annualized)	0.05%	0.03%	0.01%	0.01%	0.08%
Allowance for loan and leases losses to loans and leases	0.72%	0.73%	0.74%	0.74%	0.77%
Nonperforming loans and leases to total loans and leases, gross	0.12%	0.13%	0.15%	0.25%	0.24%
Nonperforming assets to total assets	0.11%	0.14%	0.18%	0.29%	0.31%
Acquired loan and lease fair value discount balance	$15,483	$13,001	$12,982	$12,951	$14,467
Accretion income on acquired loans and leases	457	1,760	761	1,636	768
PPP net fees deferred balance	2,038	3,783	6,651	7,351	4,190
PPP net fees recognized	1,725	2,873	2,132	2,398	2,157

Capital Ratios:
Equity to Assets	9.31%	9.69%	10.22%	10.23%	10.81%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.18%	7.47%	7.93%	8.00%	8.41%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.45%	8.36%	8.10%	8.55%	8.69%
Common equity Tier 1	10.23%	10.85%	10.63%	11.29%	11.61%
Tier 1 capital	10.23%	10.85%	10.63%	11.29%	11.61%
Total capital	12.16%	12.92%	12.80%	13.62%	14.07%

SmartBank	Estimated[3]
Tier 1 leverage	8.23%	9.20%	8.75%	9.33%	9.58%
Common equity Tier 1	11.58%	11.94%	11.50%	12.31%	12.79%
Tier 1 capital	11.58%	11.94%	11.50%	12.31%	12.79%
Total capital	12.21%	12.59%	12.19%	13.05%	13.57%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2021	2021	2021	2021	2020	2021	2020
Selected Performance Ratios (Annualized):
Return on average assets	0.59%	0.97%	0.98%	1.18%	1.11%	0.91%	0.79%
Return on average shareholders' equity	6.19%	9.70%	9.53%	10.96%	10.15%	8.97%	7.13%
Return on average tangible common equity¹	8.18%	12.84%	12.54%	14.41%	13.43%	11.84%	9.50%
Noninterest income / average assets	0.60%	0.64%	0.58%	0.69%	0.61%	0.62%	0.50%
Noninterest expense / average assets	2.47%	2.35%	2.33%	2.35%	2.46%	2.38%	2.50%
Efficiency ratio	75.89%	63.53%	64.91%	60.92%	63.38%	66.54%	65.97%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.77%	1.00%	1.01%	1.19%	1.14%	0.98%	0.89%
Operating PTPP return on average assets[1]	1.03%	1.39%	1.30%	1.52%	1.45%	1.29%	1.43%
Operating return on average shareholders' equity[1]	8.09%	10.01%	9.83%	11.05%	10.34%	9.67%	8.02%
Operating return on average tangible common equity[1]	10.70%	13.26%	12.93%	14.53%	13.69%	12.77%	10.67%
Operating efficiency ratio[1]	68.07%	62.09%	63.46%	60.32%	60.86%	63.59%	61.75%
Operating noninterest income / average assets[1]	0.60%	0.63%	0.58%	0.69%	0.56%	0.62%	0.49%
Operating noninterest expense / average assets[1]	2.23%	2.30%	2.29%	2.34%	2.37%	2.28%	2.36%

Selected Interest Rates and Yields:
Yield on loans and leases	4.53%	4.95%	4.52%	4.67%	4.72%	4.67%	4.89%
Yield on earning assets, FTE	3.20%	3.67%	3.65%	3.88%	4.01%	3.57%	4.20%
Cost of interest-bearing deposits	0.29%	0.34%	0.39%	0.44%	0.50%	0.36%	0.71%
Cost of total deposits	0.22%	0.25%	0.29%	0.33%	0.38%	0.27%	0.55%
Cost of interest-bearing liabilities	0.39%	0.44%	0.49%	0.54%	0.60%	0.46%	0.79%
Net interest margin, FTE	2.92%	3.35%	3.29%	3.48%	3.57%	3.24%	3.61%

Per Common Share:
Net income, basic	$0.40	$0.62	$0.59	$0.65	$0.60	$2.23	$1.63
Net income, diluted	0.40	0.61	0.58	0.65	0.59	2.22	1.62
Operating earnings, basic¹	0.52	0.64	0.60	0.65	0.61	2.41	1.83
Operating earnings, diluted¹	0.52	0.63	0.60	0.65	0.61	2.39	1.82
Book value	25.56	25.28	24.71	24.10	23.64	25.56	23.64
Tangible book value¹	19.26	19.03	18.69	18.39	17.92	19.26	17.92
Common shares outstanding	16,802,990	16,801,447	15,109,736	15,104,536	15,107,214	16,802,990	15,107,214

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2021	2021	2021	2020	2020	2021	2020
Operating Earnings:
Net income (GAAP)	$6,655	$9,600	$8,778	$9,756	$9,030	$34,790	$24,332
Noninterest income:
Securities gains (losses), net	—	(45)	—	—	—	(45)	(6)
ADECA termination proceeds	—	—	—	—	(465)	—	(465)
Noninterest expenses:
Merger related and restructuring expenses	2,762	464	372	103	702	3,701	4,565
Income taxes:
Income tax effect of adjustments	(713)	(108)	(96)	(27)	(62)	(944)	(1,071)
Operating earnings (Non-GAAP)	$8,704	$9,911	$9,054	$9,832	$9,205	$37,502	$27,355
Operating earnings per common share (Non-GAAP):
Basic	$0.52	$0.64	$0.60	$0.65	$0.61	$2.41	$1.83
Diluted	0.52	0.63	0.60	0.65	0.61	2.39	1.82

Operating Noninterest Income:
Noninterest income (GAAP)	$6,806	$6,309	$5,143	$5,691	$4,976	$23,949	$15,426
Securities gains (losses), net	—	(45)	—	—	—	(45)	(6)
ADECA termination proceeds	—	—	—	—	(465)	—	(465)
Operating noninterest income (Non-GAAP)	$6,806	$6,264	$5,143	$5,691	$4,511	$23,904	$14,955
Operating noninterest income (Non-GAAP)/average assets[1]	0.60%	0.63%	0.58%	0.69%	0.56%	0.62%	0.49%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$27,823	$23,309	$20,797	$19,464	$19,953	$91,391	$76,719
Merger related and restructuring expenses	(2,762)	(464)	(372)	(103)	(702)	(3,701)	(4,565)
Operating noninterest expense (Non-GAAP)	$25,061	$22,845	$20,425	$19,361	$19,251	$87,690	$72,154
Operating noninterest expense (Non-GAAP)/average assets[2]	2.23%	2.30%	2.29%	2.34%	2.37%	2.28%	2.36%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$29,855	$30,382	$26,897	$26,260	$26,506	$113,394	$100,866
Operating noninterest income	6,806	6,264	5,143	5,691	4,511	23,904	14,955
Operating noninterest expense	(25,061)	(22,845)	(20,425)	(19,361)	(19,251)	(87,690)	(72,154)
Operating PTPP earnings (Non-GAAP)	$11,600	$13,801	$11,615	$12,590	$11,766	$49,608	$43,667

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.77%	1.00%	1.01%	1.19%	1.14%	0.98%	0.89%
Operating PTPP return on average assets (Non-GAAP)[4]	1.03%	1.39%	1.30%	1.52%	1.45%	1.29%	1.43%
Return on average tangible common equity (Non-GAAP)[5]	8.18%	12.84%	12.54%	14.41%	13.43%	11.84%	9.50%
Operating return on average shareholders' equity (Non-GAAP)[6]	8.09%	10.01%	9.83%	11.05%	10.34%	9.67%	8.02%
Operating return on average tangible common equity (Non-GAAP)[7]	10.70%	13.26%	12.93%	14.53%	13.69%	12.77%	10.67%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	75.89%	63.53%	64.91%	60.92%	63.38%	66.54%	65.97%
Adjustment for taxable equivalent yields	(0.32)%	(0.25)%	(0.30)%	(0.28)%	(0.30)%	(0.29)%	(0.33)%
Adjustment for securities gains (losses)	—%	(0.08)%	—%	—%	—%	(0.02)%	(0.01)%
Adjustment for merger related income and costs	(7.50)%	(1.11)%	(1.15)%	(0.32)%	(2.22)%	(2.64)%	(3.88)%
Operating efficiency ratio (Non-GAAP)	68.07%	62.09%	63.46%	60.32%	60.86%	63.59%	61.75%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2021	2021	2021	2020	2020	2021	2020
Tangible Common Equity:
Shareholders' equity (GAAP)	$429,430	$424,720	$373,393	$364,058	$357,168	$429,430	$357,168
Less goodwill and other intangible assets	105,852	104,930	90,966	86,350	86,471	105,852	86,471
Tangible common equity (Non-GAAP)	$323,578	$319,790	$282,427	$277,708	$270,697	$323,578	$270,697

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$426,808	$392,798	$369,325	$360,919	$354,026	$387,688	$341,170
Less average goodwill and other intangible assets	104,193	96,250	88,551	86,424	86,561	93,910	84,913
Average tangible common equity (Non-GAAP)	$322,615	$296,548	$280,774	$274,495	$267,465	$293,778	$256,257

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$25.56	$25.28	$24.71	$24.10	$23.64	$25.56	$23.64
Adjustment due to goodwill and other intangible assets	(6.30)	(6.25)	(6.02)	(5.71)	(5.72)	(6.30)	(5.72)
Tangible book value per common share (Non-GAAP)[1]	$19.26	$19.03	$18.69	$18.39	$17.92	$19.26	$17.92

Tangible Common Equity to Tangible Assets:
Total Assets	$4,611,579	$4,384,031	$3,654,356	$3,557,203	$3,304,949	$4,611,579	$3,304,949
Less goodwill and other intangibles	105,852	104,930	90,966	86,350	86,471	105,852	86,471
Tangible Assets (Non-GAAP):	$4,505,727	$4,279,101	$3,563,390	$3,470,853	$3,218,478	$4,505,727	$3,218,478
Tangible common equity to tangible assets (Non-GAAP)	7.18%	7.47%	7.93%	8.00%	8.41%	7.18%	8.41%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.